EXHIBIT 99

EMC Insurance Group Inc. Reports 2015
Second Quarter and Six Month Results

Second Quarter Ended June 30, 2015
Operating Income Per Share - $0.32
Net Income Per Share - $0.42
Net Realized Investment Gains Per Share - $0.10
Catastrophe and Storm Losses Per Share - $0.58
Large Losses Per Share - $0.22
GAAP Combined Ratio - 101.1 percent

Six Months Ended June 30, 2015
Operating Income Per Share - $1.29
Net Income Per Share - $1.42
Net Realized Investment Gains Per Share - $0.13
Catastrophe and Storm Losses Per Share - $0.73
Large Losses Per Share - $0.35
GAAP Combined Ratio - 94.5 percent

NOTE: All prior year share and per share amounts have been adjusted to reflect the three-for-two stock split that was completed on June 23, 2015.

2015 Operating Income Guidance - $1.80 to $2.00 per share

DES MOINES, Iowa (August 6, 2015) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) today reported operating income of $6.6 million ($0.32 per share) for the second quarter ended June 30, 2015, compared to an operating loss of $509,000 ($0.03 per share) for the second quarter of 20141. For the six months ended June 30, 2015, the Company reported operating income of $26.4 million ($1.29 per share), compared to $9.3 million ($0.46 per share) for the same period in 2014.

Net income, including realized investment gains and losses, totaled $8.7 million ($0.42 per share) for the second quarter of 2015, compared to $1.0 million ($0.05 per share) for the second quarter of 2014. For the six months ended June 30, 2015, the Company reported net income of $29.1 million ($1.42 per share), compared to $11.6 million ($0.58 per share) for the same period in 2014.

The Company’s GAAP combined ratio was 101.1 percent in the second quarter of 2015, compared to 109.6 percent in the second quarter of 2014. For the first six months of 2015, the Company’s GAAP combined ratio was 94.5 percent, compared to 103.9 percent in 2014.

“Second quarter operating results improved in both segments,” stated President and Chief Executive Officer Bruce G. Kelley. “This improvement, combined with record-breaking first quarter results, keeps us on track to achieve 2015 operating income within our guidance.

“The property and casualty insurance segment continues to achieve targeted rate level increases that exceed the industry average, helping to improve overall premium rate adequacy and drive organic premium growth. Maintaining retention levels above the industry average while achieving above industry average rate level increases is a testament to the value of our 16 local branch offices and strong independent agency network,” concluded Kelley.

Premiums earned increased 8.0 percent to $144.6 million for the second quarter of 2015, from $134.0 million in the second quarter of 2014. In the property and casualty insurance segment, premiums earned increased 7.5 percent, with the majority of the increase attributable to rate level increases on renewal business, growth in insured exposures and an increase in retained policies. In the reinsurance segment, premiums earned increased 9.6 percent, primarily due to a significant increase in pro rata liability business. It is important to note that this large increase also reflects a premium adjustment that was made in the second quarter of 2014, whereby the renewal date of two large facility contracts was extended from May 1 to July 1. This had the effect of reducing premiums earned in the pro rata property line of business in the second quarter of 2014. For the first six months of 2015, premiums earned increased 6.1 percent (7.2 percent in the property and casualty insurance segment and 2.6 percent in the reinsurance segment).

Catastrophe and storm losses totaled $18.4 million ($0.58 per share after tax) in the second quarter of 2015, compared to $27.9 million ($0.90 per share after tax) in the second quarter of 2014. Second quarter 2015 catastrophe and storm losses accounted for 12.7 percentage points of the combined ratio, which is well below the Company’s most recent 10-year average of 18.4 percentage points for this period and the 20.9 percentage points experienced in the second quarter of 2014. For the first six months of 2015, catastrophe and storm losses totaled $23.0 million ($0.73 per share after tax), compared to $35.4 million ($1.14 per share after tax) in 2014. On a segment basis, catastrophe and storm losses amounted to $17.0 million ($0.53 per share after tax) and $18.7 million ($0.60 per share after tax) in the property and casualty insurance segment, and $1.5 million ($0.05 per share after tax) and $4.3 million ($0.13 per share after tax) in the reinsurance segment, for the three months and six months ended June 30, 2015, respectively.

The Company reported $3.1 million ($0.10 per share after tax) of favorable development on prior years’ reserves during the second quarter of 2015, compared to $6.6 million ($0.21 per share after tax) in the second quarter of 2014. For the first six months of 2015, favorable development totaled $17.7 million ($0.56 per share after tax), compared to $9.2 million ($0.30 per share after tax) in 2014. Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates that carried reserves remain within the top quartile of the range of reasonable reserves.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies pool, excluding catastrophe and storm losses) decreased to $6.9 million ($0.22 per share after tax) in the second quarter of 2015 from $9.9 million ($0.32 per share after tax) in the second quarter of 2014. For the first six months of 2015, large losses decreased to $11.1 million ($0.35 per share after tax) from $14.1 million ($0.46 per share after tax) in 2014.

Net investment income increased 3.3 percent to $11.4 million for the second quarter of 2015, from $11.1 million in 2014 due to a higher average invested balance in fixed maturity securities and an increase in dividend income. Net investment income declined 1.2% to $22.6 million for the first six months of 2015, from $22.9 million for the same period in 2014; however, net investment income for the first six months of 2014 included approximately $442,000 that resulted from the early payoff of a commercial mortgage-backed security during the first quarter of 2014 that was purchased at a significant discount to par value, which accelerated the accretion of the discount to par value and therefore increased investment income. Excluding this amount, net investment income would have increased 0.7 percent for the first six months of 2015.

Net realized investment gains totaled $3.3 million ($0.10 per share after tax) and $4.1 million ($0.13 per share after tax) for the second quarter and first six months of 2015, compared to $2.3 million ($0.08 per share after tax) and $3.6 million ($0.12 per share after tax) for the same periods in 2014. Included in net realized investment gains reported for the second quarter and first six months of 2015 are $2.0 million and $3.4 million, respectively, of net realized investment losses attributed to declines in the carrying value of a limited partnership that helps to protect the Company from a sudden and significant decline in the value of its equity portfolio, compared to $820,000 and $1.2 million, respectively, for the same periods in 2014.

At June 30, 2015, consolidated assets totaled $1.5 billion, including $1.4 billion in the investment portfolio, and stockholders’ equity totaled $515.4 million, an increase of 2.5 percent from December 31, 2014. Book value of the Company’s stock increased 0.9 percent to $24.95 per share from $24.72 per share at December 31, 2014, but declined 2.7 percent from March 31, 2015 due to a reduction in unrealized gains on the investment portfolio. Book value excluding accumulated other comprehensive income increased to $21.78 per share from $20.70 per share at December 31, 2014.

Based on results for the first six months of 2015 and projections for the remainder of the year, management is reaffirming its 2015 operating income guidance in the range of $1.80 to $2.00 per share. This guidance is based on a projected GAAP combined ratio of 97.8 percent for the year and investment income consistent with the amount reported in 2014. The load for catastrophe and storm losses has been reduced to 9.5 points from the previous load of 11.0 points; however, the 1.5 point decline in the loss ratio attributable to this reduction was offset by increases in the settlement and acquisition expense ratios.

The Company will hold an earnings teleconference call at noon Eastern time on August 6, 2015 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter and six months ended June 30, 2015, as well as its expectations for the remainder of 2015. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054).

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until November 6, 2015. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Cautionary Note Regarding Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and

•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company disclaims any obligation to update such statements or to announce publicly the results of any revisions that it may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

¹The Company prepares its public financial statements in conformity with accounting principles generally accepted in the Unites States of America (GAAP). Operating income/loss is a non-GAAP financial measure, calculated by excluding net realized investment gains/losses from net income/loss. The Company’s calculation of operating income/loss may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income/loss to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure.

Management believes operating income/loss is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income/loss. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income/loss to the GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income to net income is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
($ in thousands)
Operating income (loss)	$6,620	$(509)	$26,441	$9,266
Net realized investment gains	2,128	1,523	2,637	2,343
Net income	$8,748	$1,014	$29,078	$11,609

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter Ended June 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$111,254	$33,351	$—	$144,605
Investment income, net	8,150	3,294	(3)	11,441
Other income	190	(702)	—	(512)
	119,594	35,943	(3)	155,534
Losses and expenses:
Losses and settlement expenses	82,817	19,316	—	102,133
Dividends to policyholders	37	—	—	37
Amortization of deferred policy acquisition costs	18,888	8,355	—	27,243
Other underwriting expenses	16,024	761	—	16,785
Interest expense	85	—	—	85
Other expenses	166	—	484	650
	118,017	28,432	484	146,933
Operating income (loss) before income taxes	1,577	7,511	(487)	8,601
Realized investment gains	2,277	997	—	3,274
Income (loss) before income taxes	3,854	8,508	(487)	11,875
Income tax expense (benefit):
Current	185	3,293	(170)	3,308
Deferred	367	(548)	—	(181)
	552	2,745	(170)	3,127
Net income (loss)	$3,302	$5,763	$(317)	$8,748
Average shares outstanding				20,611,286
Per Share Data:
Net income (loss) per share - basic and diluted	$0.16	$0.28	$(0.02)	$0.42
Catastrophe and storm losses (after tax)	$0.53	$0.05	$—	$0.58
Large losses* (after tax)	$0.22	$—	$—	$0.22
Reported favorable development experienced on prior years' reserves (after tax)	$0.01	$0.09	$—	$0.10
Dividends per share				$0.167
Other Information of Interest:
Net written premiums	$120,811	$31,340	$—	$152,151
Catastrophe and storm losses	$16,970	$1,451	$—	$18,421
Large losses*	$6,891	$—	$—	$6,891
Reported favorable development experienced on prior years' reserves	$(190)	$(2,947)	$—	$(3,137)
GAAP Ratios:
Loss and settlement expense ratio	74.4%	57.9%	—	70.6%
Acquisition expense ratio	31.5%	27.3%	—	30.5%
Combined ratio	105.9%	85.2%	—	101.1%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Quarter Ended June 30, 2014	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$103,517	$30,435	$—	$133,952
Investment income, net	7,972	3,106	(2)	11,076
Other income	181	181	—	362
	111,670	33,722	(2)	145,390
Losses and expenses:
Losses and settlement expenses	80,787	25,059	—	105,846
Dividends to policyholders	2,213	—	—	2,213
Amortization of deferred policy acquisition costs	18,011	7,107	—	25,118
Other underwriting expenses	13,485	119	—	13,604
Interest expense	85	—	—	85
Other expenses	234	—	363	597
	114,815	32,285	363	147,463
Operating income (loss) before income taxes	(3,145)	1,437	(365)	(2,073)
Realized investment gains	1,568	775	—	2,343
Income (loss) before income taxes	(1,577)	2,212	(365)	270
Income tax expense (benefit):
Current	(367)	694	(129)	198
Deferred	(770)	(172)	—	(942)
	(1,137)	522	(129)	(744)
Net income (loss)	$(440)	$1,690	$(236)	$1,014
Average shares outstanding				20,206,458
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.02)	$0.08	$(0.01)	$0.05
Catastrophe and storm losses (after tax)	$0.69	$0.21	$—	$0.90
Large losses* (after tax)	$0.32	$—	$—	$0.32
Reported favorable development experienced on prior years' reserves (after tax)	$0.15	$0.06	$—	$0.21
Dividends per share				$0.153
Other Information of Interest:
Net written premiums	$112,464	$26,560	$—	$139,024
Catastrophe and storm losses	$21,465	$6,480	$—	$27,945
Large losses*	$9,913	$—	$—	$9,913
Reported favorable development experienced on prior years' reserves	$(4,740)	$(1,903)	$—	$(6,643)
GAAP Ratios:
Loss and settlement expense ratio	78.0%	82.3%	—	79.0%
Acquisition expense ratio	32.6%	23.8%	—	30.6%
Combined ratio	110.6%	106.1%	—	109.6%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six Months Ended June 30, 2015	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$219,459	$63,877	$—	$283,336
Investment income, net	16,176	6,478	(7)	22,647
Other income	372	731	—	1,103
	236,007	71,086	(7)	307,086
Losses and expenses:
Losses and settlement expenses	139,492	38,426	—	177,918
Dividends to policyholders	2,937	—	—	2,937
Amortization of deferred policy acquisition costs	37,267	15,417	—	52,684
Other underwriting expenses	32,197	2,109	—	34,306
Interest expense	169	—	—	169
Other expenses	372	—	945	1,317
	212,434	55,952	945	269,331
Operating income (loss) before income taxes	23,573	15,134	(952)	37,755
Realized investment gains	2,977	1,080	—	4,057
Income (loss) before income taxes	26,550	16,214	(952)	41,812
Income tax expense (benefit):
Current	7,770	5,076	(333)	12,513
Deferred	77	144	—	221
	7,847	5,220	(333)	12,734
Net income (loss)	$18,703	$10,994	$(619)	$29,078
Average shares outstanding				20,523,794
Per Share Data:
Net income (loss) per share - basic and diluted	$0.91	$0.54	$(0.03)	$1.42
Catastrophe and storm losses (after tax)	$0.60	$0.13	$—	$0.73
Large losses* (after tax)	$0.35	$—	$—	$0.35
Reported favorable development experienced on prior years' reserves (after tax)	$0.30	$0.26	$—	$0.56
Dividends per share				$0.333
Book value per share				$24.95
Effective tax rate				30.5%
Annualized net income as a percent of beg. SH equity				11.6%
Other Information of Interest:
Net written premiums	$229,607	$65,468	$—	$295,075
Catastrophe and storm losses	$18,731	$4,260	$—	$22,991
Large losses*	$11,149	$—	$—	$11,149
Reported favorable development experienced on prior years' reserves	$(9,455)	$(8,275)	$—	$(17,730)
GAAP Ratios:
Loss and settlement expense ratio	63.6%	60.2%	—	62.8%
Acquisition expense ratio	33.0%	27.4%	—	31.7%
Combined ratio	96.6%	87.6%	—	94.5%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
($ in thousands, except share and per share amounts)
Six Months Ended June 30, 2014	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$204,764	$62,268	$—	$267,032
Investment income, net	16,588	6,349	(6)	22,931
Other income	382	14	—	396
	221,734	68,631	(6)	290,359
Losses and expenses:
Losses and settlement expenses	148,513	46,302	—	194,815
Dividends to policyholders	3,929	—	—	3,929
Amortization of deferred policy acquisition costs	35,752	13,981	—	49,733
Other underwriting expenses	28,024	1,010	—	29,034
Interest expense	169	—	—	169
Other expenses	408	—	717	1,125
	216,795	61,293	717	278,805
Operating income (loss) before income taxes	4,939	7,338	(723)	11,554
Realized investment gains	2,579	1,026	—	3,605
Income (loss) before income taxes	7,518	8,364	(723)	15,159
Income tax expense (benefit):
Current	1,850	2,704	(254)	4,300
Deferred	(444)	(306)	—	(750)
	1,406	2,398	(254)	3,550
Net income (loss)	$6,112	$5,966	$(469)	$11,609
Average shares outstanding				20,114,777
Per Share Data:
Net income (loss) per share - basic and diluted	$0.30	$0.30	$(0.02)	$0.58
Catastrophe and storm losses (after tax)	$0.92	$0.22	$—	$1.14
Large losses* (after tax)	$0.46	$—	$—	$0.46
Reported favorable development experienced on prior years' reserves (after tax)	$0.18	$0.12	$—	$0.30
Dividends per share				$0.307
Book value per share				$24.03
Effective tax rate				23.4%
Annualized net income as a percent of beg. SH equity				5.1%
Other Information of Interest:
Net written premiums	$214,977	$59,452	$—	$274,429
Catastrophe and storm losses	$28,437	$6,920	$—	$35,357
Large losses*	$14,109	$—	$—	$14,109
Reported favorable development experienced on prior years' reserves	$(5,679)	$(3,552)	$—	$(9,231)
GAAP Ratios:
Loss and settlement expense ratio	72.5%	74.4%	—	73.0%
Acquisition expense ratio	33.1%	24.0%	—	30.9%
Combined ratio	105.6%	98.4%	—	103.9%

*Large losses are defined as losses greater than $500 for the EMC Insurance Companies pool, excluding catastrophe and storm losses.

CONSOLIDATED BALANCE SHEETS
	June 30, 2015	December 31, 2014
($ in thousands, except share and per share amounts)	(Unaudited)
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,122,459 and $1,080,006)	$1,154,962	$1,127,499
Equity securities available-for-sale, at fair value (cost $135,044 and $123,972)	199,286	197,036
Other long-term investments	8,109	6,227
Short-term investments	32,758	53,262
Total investments	1,395,115	1,384,024

Cash	349	383
Reinsurance receivables due from affiliate	25,933	28,603
Prepaid reinsurance premiums due from affiliate	6,482	8,865
Deferred policy acquisition costs (affiliated $42,239 and $38,930)	42,404	39,343
Prepaid pension and postretirement benefits due from affiliate	17,056	17,360
Accrued investment income	10,609	10,295
Amounts receivable under reverse repurchase agreements	16,850	—
Accounts receivable	849	1,767
Goodwill	942	942
Other assets (affiliated $3,175 and $4,900)	3,481	6,238
Total assets	$1,520,070	$1,497,820

LIABILITIES
Losses and settlement expenses (affiliated $664,135 and $650,652)	$671,586	$661,309
Unearned premiums (affiliated $241,397 and $230,460)	242,017	232,093
Other policyholders' funds (all affiliated)	8,600	10,153
Surplus notes payable to affiliate	25,000	25,000
Amounts due affiliate to settle inter-company transaction balances	1,127	8,559
Pension benefits payable to affiliate	4,018	4,162
Income taxes payable	3,911	3
Deferred income taxes	20,190	28,654
Other liabilities (affiliated $20,520 and $23,941)	28,227	25,001
Total liabilities	1,004,676	994,934

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 30,000,000 shares; issued and outstanding, 20,653,399 shares in 2015 and 20,344,409 shares in 2014	20,653	20,344
Additional paid-in capital	105,933	99,891
Accumulated other comprehensive income	65,533	81,662
Retained earnings	323,275	300,989
Total stockholders' equity	515,394	502,886
Total liabilities and stockholders' equity	$1,520,070	$1,497,820

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Three Months Ended June 30,
	2015			2014
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$26,222	$20,437	77.9%	$23,855	$18,376	77.0%
Property	25,926	22,029	85.0%	23,328	23,688	101.5%
Workers' compensation	23,006	15,982	69.5%	21,910	13,137	60.0%
Liability	23,087	13,006	56.3%	21,055	12,470	59.2%
Other	2,046	349	17.1%	1,812	63	3.5%
Total commercial lines	100,287	71,803	71.6%	91,960	67,734	73.7%

Personal lines:
Automobile	5,779	4,843	83.8%	6,304	5,320	84.4%
Homeowners	5,188	6,171	118.9%	5,253	7,733	147.1%
Total personal lines	10,967	11,014	100.4%	11,557	13,053	112.9%
Total property and casualty insurance	$111,254	$82,817	74.4%	$103,517	$80,787	78.0%

Reinsurance
Pro rata reinsurance:
Multiline	$2,156	$(22)	(1.0)%	$3,267	$1,993	61.0%
Property	3,859	3,229	83.7%	1,063	2,853	268.3%
Liability	5,367	3,424	63.8%	2,721	2,771	101.8%
Marine	3,430	(2,558)	(74.6)%	4,837	2,081	43.0%
Total pro rata reinsurance	14,812	4,073	27.5%	11,888	9,698	81.6%

Excess of loss reinsurance:
Property	15,714	10,577	67.3%	15,800	14,141	89.5%
Liability	2,825	4,666	165.1%	2,747	1,220	44.4%
Total excess of loss reinsurance	18,539	15,243	82.2%	18,547	15,361	82.8%
Total reinsurance	$33,351	$19,316	57.9%	$30,435	$25,059	82.3%

Consolidated	$144,605	$102,133	70.6%	$133,952	$105,846	79.0%

LOSS AND SETTLEMENT EXPENSE BY LINE OF BUSINESS

	Six Months Ended June 30,
	2015			2014
($ in thousands)	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio	Premiums earned	Losses and settlement expenses	Loss and settlement expense ratio
Property and casualty insurance
Commercial lines:
Automobile	$51,618	$37,288	72.2%	$46,657	$34,890	74.8%
Property	50,992	34,362	67.4%	46,645	39,700	85.1%
Workers' compensation	45,373	27,493	60.6%	42,963	26,549	61.8%
Liability	45,503	23,942	52.6%	41,510	24,507	59.0%
Other	4,012	446	11.1%	3,591	485	13.5%
Total commercial lines	197,498	123,531	62.5%	181,366	126,131	69.5%

Personal lines:
Automobile	11,596	7,296	62.9%	12,715	10,186	80.1%
Homeowners	10,365	8,665	83.6%	10,683	12,196	114.2%
Total personal lines	21,961	15,961	72.7%	23,398	22,382	95.7%
Total property and casualty insurance	$219,459	$139,492	63.6%	$204,764	$148,513	72.5%

Reinsurance
Pro rata reinsurance:
Multiline	$3,394	$433	12.8%	$4,331	$2,613	60.3%
Property	7,715	9,257	120.0%	7,307	6,274	85.9%
Liability	9,168	5,564	60.7%	5,513	3,694	67.0%
Marine	6,840	(1,453)	(21.2)%	8,219	3,124	38.0%
Total pro rata reinsurance	27,117	13,801	50.9%	25,370	15,705	61.9%

Excess of loss reinsurance:
Property	30,176	18,517	61.4%	31,259	31,132	99.6%
Liability	6,584	6,108	92.8%	5,639	(535)	(9.5)%
Total excess of loss reinsurance	36,760	24,625	67.0%	36,898	30,597	82.9%
Total reinsurance	$63,877	$38,426	60.2%	$62,268	$46,302	74.4%

Consolidated	$283,336	$177,918	62.8%	$267,032	$194,815	73.0%

NET WRITTEN PREMIUMS
	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
($ in thousands)	Written premiums	Percent of net written premiums	Written premiums	Percent of net written premiums	Change in net written premiums
Property and casualty insurance
Commercial lines:
Automobile	$30,690	20.2%	$27,617	19.9%	11.1%
Property	28,407	18.7%	25,972	18.7%	9.4%
Workers' compensation	22,289	14.6%	21,323	15.3%	4.5%
Liability	25,419	16.7%	23,124	16.6%	9.9%
Other	2,238	1.5%	2,150	1.6%	4.1%
Total commercial lines	109,043	71.7%	100,186	72.1%	8.8%

Personal lines:
Automobile	6,043	4.0%	6,501	4.7%	(7.0)%
Homeowners	5,725	3.7%	5,777	4.1%	(0.9)%
Total personal lines	11,768	7.7%	12,278	8.8%	(4.2)%
Total property and casualty insurance	$120,811	79.4%	$112,464	80.9%	7.4%

Reinsurance
Pro rata reinsurance:
Multiline	$1,079	0.7%	$2,005	1.4%	(46.2)%
Property	2,802	1.8%	82	0.1%	3,340.1%
Liability	7,379	4.9%	3,893	2.8%	89.5%
Marine	2,077	1.4%	2,404	1.7%	(13.6)%
Total pro rata reinsurance	13,337	8.8%	8,384	6.0%	59.1%

Excess of loss reinsurance:
Property	15,206	10.0%	15,444	11.1%	(1.5)%
Liability	2,797	1.8%	2,732	2.0%	2.4%
Total excess of loss reinsurance	18,003	11.8%	18,176	13.1%	(1.0)%
Total reinsurance	$31,340	20.6%	$26,560	19.1%	18.0%

Consolidated	$152,151	100.0%	$139,024	100.0%	9.4%

NET WRITTEN PREMIUMS
	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
($ in thousands)	Written premiums	Percent of net written premiums	Written premiums	Percent of net written premiums	Change in net written premiums
Property and casualty insurance
Commercial lines:
Automobile	$58,043	19.7%	$52,543	19.1%	10.5%
Property	52,962	17.9%	49,257	18.0%	7.5%
Workers' compensation	43,527	14.8%	41,467	15.1%	5.0%
Liability	49,209	16.7%	45,294	16.5%	8.6%
Other	4,200	1.4%	3,555	1.3%	18.1%
Total commercial lines	207,941	70.5%	192,116	70.0%	8.2%

Personal lines:
Automobile	11,611	3.9%	12,621	4.6%	(8.0)%
Homeowners	10,055	3.4%	10,240	3.7%	(1.8)%
Total personal lines	21,666	7.3%	22,861	8.3%	(5.2)%
Total property and casualty insurance	$229,607	77.8%	$214,977	78.3%	6.8%

Reinsurance
Pro rata reinsurance:
Multiline	$2,264	0.8%	$3,982	1.5%	(43.1)%
Property	6,683	2.2%	6,192	2.3%	7.9%
Liability	13,346	4.5%	6,447	2.3%	107.0%
Marine	5,836	2.0%	5,788	2.1%	0.8%
Total pro rata reinsurance	28,129	9.5%	22,409	8.2%	25.5%

Excess of loss reinsurance:
Property	30,742	10.4%	31,413	11.4%	(2.1)%
Liability	6,597	2.3%	5,630	2.1%	17.2%
Total excess of loss reinsurance	37,339	12.7%	37,043	13.5%	0.8%
Total reinsurance	$65,468	22.2%	$59,452	21.7%	10.1%

Consolidated	$295,075	100.0%	$274,429	100.0%	7.5%